UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 3, 2014

First Busey Corporation

(Exact name of registrant as specified in its charter)

Nevada	0-15950	37-1078406
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 W. University Ave.

Champaign, Illinois  61820

(Address of principal executive offices) (Zip code)

(217) 365-4544

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01                      Other Events.

First Busey Corporation (the “Company”) has adopted four new corporate governance policies to further enhance the Company’s corporate governance structure and more closely align the interests of its directors and officers with those of its stockholders.  Specifically, the Company has adopted: (1) a “clawback” policy with respect to the incentive compensation paid to its “named executive officers,” as defined under Item 402 of Regulation S-K (“NEOs”); (2) an anti-hedging policy applicable to all of its directors, officers and employees; (3) an anti-pledging policy applicable to its directors and those of its officers determined by it to be subject to Section 16 of the Securities Exchange Act of 1934, as amended (“Section 16 Officers”); and (4) a revised stock ownership policy applicable to its directors and NEOs.  Further detail with respect to each of these policies is as follows:

Clawback Policy

Under the clawback policy, if the Company determines that it must restate its financial statements filed with the Securities and Exchange Commission as a result of material noncompliance with the financial reporting requirements under applicable securities laws, the Company’s board of directors has the authority to recover the incentive compensation paid to any NEO in the preceding three years, to the extent such incentive compensation exceeded the amounts that would have been paid based upon the Company’s restated financial results.

Anti-Hedging Policy

Under the anti-hedging policy, which is incorporated into the Company’s insider trading policy, no director, officer or employee of the Company may enter into any hedging transaction designed to offset a decrease in the market value of the Company’s securities.

Anti-Pledging Policy

Under the anti-pledging policy, which is also incorporated into the Company’s insider trading policy, no director or Section 16 Officer may pledge securities of the Company as collateral without the prior approval of the Nominating and Corporate Governance Committee of the Company’s board of directors.  Securities pledged at the time the policy was adopted are exempt from the policy’s prohibition.

Stock Ownership Policy

Under the revised stock ownership policy, the Company has established certain minimum amounts of Company common stock to be held by the Company’s directors and NEOs.  Specifically, the minimum ownership requirements established by the revised stock ownership policy are as follows:

Participant	Target ownership level
Directors	3x annual cash retainer fees
Chief Executive Officer	3x annual salary
All other NEOs	2x annual salary

       This policy had previously been applicable only to the Company’s directors and required each director to own Company common stock in an amount equal to two times such director’s annual cash retainer.  Individuals subject to the policy have been given up to five years to increase their respective stock ownership to comply with the new ownership requirements.  Until the expiration of such grace period, each director and NEO will be required to hold at least 50% of all shares acquired, on a net after-tax basis, under any Company equity incentive plan until the new ownership requirements have been satisfied. Following the expiration of the grace period, any director or NEO not satisfying the heightened ownership requirements will receive 65% of his or her annual cash bonus (for NEOs) or annual retainer fees (for directors) in shares of Company common stock until the ownership requirements have been satisfied.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 9, 2014	First Busey Corporation

By:           /s/ Robin N. Elliott
Name:           Robin N. Elliott
Title:           Chief Financial Officer